Exhibit 10.1

Exhibit Form

FORM OF ROLLOVER AND CONTRIBUTION AGREEMENT

This ROLLOVER AND CONTRIBUTION AGREEMENT (this “Agreement”), dated as of [ ● ], is entered into by and between the [individual] [entity] identified on the signature page hereto as Holder (“Holder”), and [Nesco Holdings, Inc., a Delaware corporation] (“Parent”).

RECITALS

WHEREAS, NESCO Holdings II, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Buyer”), Parent, CTOS Sellers, BlockerCo Sellers, and Sellers’ Representative have entered into that certain Purchase and Sale Agreement, dated as of December 2, 2020 (the “Purchase Agreement”; capitalized terms used herein and not otherwise defined having the meanings ascribed to such terms in the Purchase Agreement);

WHEREAS, Holder owns [limited partnership interests (“LP Interests”) of the Custom Truck One Source, L.P., a Delaware limited partnership (the “Company”)] [limited partnership interests (“Blocker LP Interests”) of Blackstone UOS Feeder Fund BEP L.P., a Delaware limited partnership, and Blackstone UOS Feeder Fund VI L.P., a Delaware limited partnership (each a “Blocker Company”)];

WHEREAS, subject to the terms and conditions of this Agreement, Holder desires, prior to the Closing, but on the Closing Date, to contribute (the “Contribution”) to Parent [number] [LP Interests] [Blocker LP Interests] (the “Rollover Interests”) with an aggregate Attributable Closing Consideration Amount equal to the amount set forth opposite the heading “Contribution Amount” on Holder’s signature page hereto (the “Contribution Amount”), in exchange for the issuance by Parent to Holder of a number of newly issued shares of common stock, par value $0.0001 per share, of Parent (the “Parent Common Stock”) equal to (x) the Contribution Amount, divided by (y) $5.00 (the “Exchange Shares”); and Parent desires, on such date, to issue to Holder such Exchange Shares in exchange for Holder’s contribution to Parent of the Rollover Interests;

WHEREAS, substantially simultaneously with the consummation of the Contribution, PE One Source Holdings, LLC, a Delaware limited liability company, and/or certain of its Affiliates and/or designees (collectively, the “Sponsors”) will capitalize Parent (and Parent will capitalize Buyer) with cash in an amount determined in accordance with the Equity Financing Commitment (the “Cash Equity Capitalization”), and Parent will issue to the Sponsors, in the aggregate, a number of newly issued shares of Parent Common Stock equal to (x) the Cash Equity Capitalization, divided by (y) $5.00, as consideration for the Cash Equity Capitalization; and

WHEREAS, in connection with the consummation of the transactions contemplated by this Agreement, the Investment Agreement and the Purchase Agreement, Parent, the Sponsors and certain other holders of Parent Common Stock will enter into a stockholders agreement substantially in the form attached as Exhibit A to the Investment Agreement (the “Parent Stockholders Agreement”).

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. Contribution.

1.1 Contribution of the Rollover Interests in Exchange for the Exchange Shares. On the terms and conditions set forth herein, (a) Holder agrees, at the Contribution Closing (as defined below) and substantially simultaneously with the consummation of the Cash Equity Capitalization, to contribute to Parent the Rollover Interests, free and clear of any and all Liens (other than restrictions on the right to sell or otherwise dispose of such shares imposed by state and federal securities laws or the Company LP Agreement), in exchange for the issuance by Parent to Holder of the Exchange Shares and (b) Parent agrees, at the Contribution Closing, to issue to Holder the Exchange Shares in exchange for the contribution by Holder to Parent of the Rollover Interests. Holder and Parent hereby agree that Holder shall be entitled to receive any amounts payable after the Closing in respect of its Rollover Interests under the Purchase Agreement as if the Contribution had not been consummated and the Rollover Interests were held by Holder immediately prior to the Closing. Immediately following the Contribution Closing and prior to the Closing, Parent shall contribute the Rollover Interests to the capital of Buyer as a capital contribution.

1.2 Fractional Exchange Shares. No certificates or scrip representing fractional Exchange Shares shall be issued upon consummation of the Contribution, no dividend or distribution with respect to Exchange Shares shall be payable on or with respect to any fractional share and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Parent. In lieu of fractional Exchange Shares, if, in exchange for its Rollover Interests, Holder is otherwise entitled to receive a fractional Exchange Share pursuant to such exchange, Holder shall instead receive, promptly following its receipt of the remainder of the applicable Exchange Shares, a cash payment equal to (a) $5.00 multiplied by (b) the fraction of a share of Parent Common Stock to which Holder was otherwise entitled.

1.3 Closing. The closing (the “Contribution Closing”) of the Contribution shall occur on the Closing Date but prior to the Closing. The Contribution Closing shall take place at the offices of Latham & Watkins LLP 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004 or such other place as agreed by Parent and Sellers’ Representative.

1.4 Failure to Close. In the event that the Closing fails to be consummated for any reason whatsoever and the Purchase Agreement is terminated, the parties hereto agree that concurrently with the termination of the Purchase Agreement, if the termination of the Purchase Agreement occurs after consummation of the Contribution, (a) Parent shall return to Holder the Rollover Interests and (b) Holder shall return to Parent the Exchange Shares issued to Holder. In such event, Holder shall have no claim against Parent under this Agreement other than the right to receive the Rollover Interests upon return of the Exchange Shares, and Parent shall have no further obligations to Holder under this Agreement.

1.5 Conditions to Contribution Closing. The consummation of the Contribution shall be subject to the satisfaction of the following conditions unless waived in writing by Parent and Holder (in the case of clauses (a) and (b)) or by Parent (in the case of clause (c)) or by Holder (in the case of clause (d)):

(a) No Law. No Law shall have been enacted, entered, issued or promulgated (and remain in effect) by any Governmental Authority which prohibits consummation of the transactions contemplated hereby.

(b) Purchase Agreement Conditions. The conditions set forth in Article VIII of the Purchase Agreement shall have been satisfied or waived by the party entitled to waive such condition.

(c) Representations, Warranties and Covenants of Holder. All representations and warranties made in this Agreement by Holder shall be true and correct in all material respects on the date when made and on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties that speak as of an earlier date, which shall be true and correct as of such date). Holder shall have performed, satisfied and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Contribution Closing.

(d) Representations, Warranties and Covenants of Parent. All representations and warranties made in Sections 2.1, 2.2 and 2.3 of this Agreement by Parent shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties that speak as of an earlier date, which shall be true and correct as of such date). All other representations and warranties made in this Agreement by Parent shall be true and correct in all respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties that speak as of an earlier date, which shall be true and correct as of such date) (disregarding all qualifications as to “materiality,” “Company Material Adverse Effect” or similar qualifications), except where the failure of such representations and warranties to be true and correct as of such date, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined in the Investment Agreement). Parent shall have performed, satisfied and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Contribution Closing.

1.6 Parent Deliveries. At the Contribution Closing, Parent shall deliver to Holder (or, if applicable, a custodian designated by Holder) (a) the Exchange Shares in book entry form and in the name of Holder (or its nominee in accordance with Holder’s written delivery instructions provided to Parent at least three (3) Business Days before the Closing Date), and (b) a counterpart to the Rollover Interest Assignment Agreement (as defined below), duly executed by Parent.

1.7 Holder Deliveries. At the Contribution Closing, Holder shall deliver to Parent (a) an assignment agreement, substantially in the form attached as Exhibit A hereto, duly executed by Holder (the “Rollover Interest Assignment Agreement”), and (b) an Internal Revenue Service Form W-9.

Section 2. Representations and Warranties of Parent. Parent hereby represents and warrants to Holder as follows:

2.1 Organization. Parent has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. Parent is licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, except where the failure to be so licensed or qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.2 Due Authorization; Execution and Delivery. The execution, delivery and performance by Parent of this Agreement and, subject to the receipt of the Required Vote (as defined in the Investment Agreement), the consummation of the transactions contemplated hereby by Parent have been duly authorized and approved by all necessary action, if any, on the part of Parent and its equity holders. Parent has duly executed and delivered this Agreement, and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by General Enforceability Exceptions.

2.3 Parent Common Stock Duly Authorized; Capitalization.

(a) The Exchange Shares are duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by Parent in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free and clear of any Liens or restrictions on transfer other than those arising under the Parent Stockholders Agreement and under applicable securities laws. The issuance of the Exchange Shares is not subject to any preemptive rights, rights of first refusal or other similar rights or provisions contained in the Certificate of Incorporation (as defined in the Investment Agreement), the Bylaws (as defined in the Investment Agreement) or any agreement to which Parent is a party.

(b) The authorized capital stock of Parent consists of 250,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock (“Preferred Stock”). As of the date hereof there are no other Equity Interests of Parent authorized, reserved, issued or outstanding, other than with respect to Warrants (as defined below), Earn-Out Shares (as defined below), Company RSUs, Company PSUs and Company Options (each as defined in the Investment Agreement) as described in this Section 2.3(b). As of the close of business on November 25, 2020 (i) 49,156,753 shares of Parent Common Stock were issued and outstanding, (ii) 4,650 shares of Parent Common Stock were held in treasury by [Parent and its Subsidiaries] and (iii) no shares of Preferred Stock were issued or outstanding. Parent has no shares of Parent Common Stock or Preferred Stock reserved for issuance, other than (x) shares of Common Stock reserved for issuance pursuant to the Parent’s Amended and Restated 2019 Omnibus Incentive Plan (the “Incentive Plan”), under which as of the close of business on November 25, 2020, (A)  1,132,642 shares of Parent Common Stock were subject to issuance pursuant to outstanding Company RSUs, (B) no shares of Parent Common Stock were subject to issuance pursuant to outstanding Company PSUs (assuming achievement of applicable performance goals at target level), (C) 2,301,866 shares of Parent Common Stock were subject to issuance pursuant to outstanding Company Options, and (D) 2,587,992 shares of Parent Common Stock were reserved for additional issuances as grants under the Incentive Plan, (y) as of November 25, 2020, 20,949,980 shares of Parent Common Stock issuable upon the exercise of warrants to purchase shares of Parent Common Stock (“Warrants”) and (z) as of November 25, 2020, 3,451,798 shares of Parent Common Stock (“Earn-Out Shares”) issuable under the Agreement and Plan of Merger, dated as of April 7, 2019, by and among Parent, certain Subsidiaries of Parent and the other parties thereto (as amended, modified or supplemented from time to time). All of the outstanding shares of capital stock of Parent have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with applicable Laws and the Organizational Documents of Parent and were not issued in breach or violation of any preemptive rights or Contract. With respect to the Company RSUs, Company PSUs and Company Options, each grant was made in accordance with the terms of the Incentive Plan, all applicable Laws and the rules and regulations of NYSE. No shares of capital stock of Parent are owned by any Subsidiary of Parent.

2.4 No Conflicts. Subject to the Required Vote, the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby by Parent do not and will not (a) conflict with or violate any provision of, or result in the breach of the Organizational Documents of Parent or its Subsidiaries, or (b) other than any filings that the Company may be required to make or effect pursuant to applicable securities Laws, conflict with or result in any violation of any provision of any Law, Permit or Order applicable to Parent or its Subsidiaries, or any of their respective properties or assets, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Company Contract (as defined in the Investment Agreement) of the type described in Section 4.12(a) of the Investment Agreement, whether or not set forth on Section 4.12(a) of the Company Disclosure Schedules (as defined in the Investment Agreement) or (c) result in the creation of any Lien upon any of the properties, equity interests or assets of Parent or its Subsidiaries, except (in the case of clauses (b) or (c) above) for such violations, conflicts, breaches or defaults which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

2.5 Governmental Consents. No Consent of, with or to any Governmental Authority or notice, approval, consent waiver or authorization from any Governmental Authority is required on the part of Parent with respect to Parent’s execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act and the rules and regulations of NYSE, (b) any filings that the Company may be required to make or effect pursuant to applicable securities Laws, (c) the filing of the Amended Certificate of Incorporation (as defined in the Investment Agreement) or (d) any Consents, the absence of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.6 No Brokers. Except as set forth on Section 4.24 of the Company Disclosure Schedules (as defined in the Investment Agreement), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Parent, its Subsidiaries or any of their Affiliates for which Parent or any of its Subsidiaries has any obligation.

Section 3. Representations and Warranties of Holder. Holder hereby represents and warrants to Parent as follows:

3.1 [Residence. Holder is a citizen of the country shown on Holder’s signature page to this Agreement. The principal residence of Holder is as shown on Holder’s signature page to this Agreement.] [Organization. Holder has been duly [incorporated/formed] and is validly existing as a [__] under the Laws of the State of [___] and has the requisite power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. The principle [place of business] [residence] of Holder[’s ultimate beneficial owner(s)] is shown on Holder’s signature page to this Agreement.]

3.2 Ownership of the Rollover Interests. Holder is the sole record and beneficial owner of the Rollover Interests, free and clear of all Liens (other than those arising under the Holder’s Organizational Documents, if applicable, the Company LP Agreement, this Agreement or the restrictions on the right to sell or otherwise dispose of such shares imposed by state and federal securities laws). Neither Holder nor any of its, his or her Affiliates is a party to, or bound by, any Contract (other than the Company LP Agreement, this Agreement and the Purchase Agreement) relating to the sale, repurchase, assignment or other transfer of any shares of equity securities of [the Company] [any Blocker Company].

3.3 Execution and Delivery. [Holder has full [●] power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Holder of this Agreement and the consummation by Holder of the transactions contemplated hereby have been duly authorized and approved by all necessary [●] action on the part of Holder.] Holder has duly executed and delivered this Agreement, and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that such enforcement may be limited by General Enforceability Exceptions.

3.4 Holder Status; No Public Offering. Holder is [(a) an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and an “Institutional Account” (within the meaning of FINRA Rule 4512(c)), and (b)] acquiring the Exchange Shares only for its own account and not for the account of others, and not on behalf of any other account or Person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Holder understands that the Exchange Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Exchange Shares delivered at the Contribution Closing have not been registered under the Securities Act. Holder understands that the Exchange Shares may not be resold, transferred, pledged or otherwise disposed of by Holder absent an effective registration statement under the Securities Act except (i) to Parent or a Subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities Laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book-entry shares representing the Exchange Shares delivered at the Contribution Closing shall contain a legend or restrictive notation to such effect. Holder acknowledges that the Exchange Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Holder understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Exchange Shares.

3.5 No Conflicts; No Consents. The execution, delivery and performance by Holder of this Agreement, and the consummation by Holder of the transactions contemplated hereby, do not and will not (a) conflict with or violate any provision of, or result in the breach of, the Organizational Documents of Holder (if Holder is an entity), or (b) conflict with or result in any violation of any provision of any Law, Permit or Order applicable to Holder, or any of its respective properties or assets, violate, conflict with or result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which Holder is a party or by which Holder or any of its respective assets or properties may be bound or affected, except, in the case of clause (b) above, for such violations, conflicts, breaches or defaults which, individually or in the aggregate, would not reasonably be expected to materially impair or materially delay the ability of Holder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby. No Consent of, with or to any Governmental Authority or notice, approval, consent waiver or authorization from any Governmental Authority is required on the part of Holder with respect to Holder’s execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act or (b) any Consents, the absence of which would not, individually or in the aggregate, reasonably be expected to materially impair or materially delay the ability of Holder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

3.6 No Litigation. There are no, and there have been no, (a) Proceedings pending or threatened in writing against any of Holder or its Affiliates or affecting any of their respective assets, or (b) Orders by which any of Holder or its Affiliates or any of their respective assets is bound, in the case of each of clauses (a) and (b), that would, individually or in the aggregate, reasonably be expected to materially impair or materially delay the ability of Holder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

Section 4. Agreements and Acknowledgements of Holder. Holder hereby agrees and acknowledges to Parent as follows:

4.1 No Transfers. Holder agrees not to sell or otherwise Transfer (as such term is defined in the Company LP Agreement), directly or indirectly, any Equity Interests of [the Company] [any Blocker Company] from the date hereof until the date this Agreement has been terminated in accordance with its terms except pursuant to the terms of this Agreement or the Purchase Agreement.

4.2 Sole Consideration. Holder acknowledges and agrees that the Exchange Shares shall constitute the sole consideration that Holder is entitled to receive in exchange for Holder’s Rollover Interests (except as otherwise provided in Section 2.05(b) of the Purchase Agreement).

4.3 No Other Representations or Warranties. Except for the representations and warranties contained in Section 2 and in the Purchase Agreement (and notwithstanding the delivery or disclosure to Holder or its Representatives of any documentation, projections, estimates, budgets or other information), Holder acknowledges that none of Parent or any of its respective Subsidiaries or any other Person on behalf of Parent has made or makes any other express or implied representation or warranty in connection with the transactions contemplated hereby, and Holder has not relied on any such representation or warranty from Parent or any of its Subsidiaries or Affiliates or any other Person on behalf of Parent in determining to enter into this Agreement. Without limiting the foregoing, Holder acknowledges that (a) none of Parent or any of its respective Affiliates or Subsidiaries or any other Person on behalf of Parent has made or makes any representation or warranty regarding future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects), and Holder has not relied on any such representation or warranty from Parent or any of its Subsidiaries or Affiliates or any other Person on behalf of Parent in determining to enter into this Agreement and (b) Holder shall not have any claim against Parent or any of its Subsidiaries resulting from any such information provided or made available to Holder or any of its Representatives, and any such claim is hereby expressly waived. Holder agrees and acknowledges that neither Parent nor any of its affiliates has offered any tax advice to Holder in connection with the transactions contemplated by this agreement, that Holder has sought counsel from its own advisors to the extent it deemed necessary, and that neither Parent nor any of its affiliates is making any representation, warranty or other guarantee regarding the tax consequences of the transactions contemplated by this Agreement.

Section 5. Support of the Transaction. Holder and Parent shall use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Contribution and the Cash Equity Capitalization.

Section 6. Attorneys’ Fees. In the event of any litigation or other legal proceeding involving the interpretation of this Agreement or enforcement of the rights or obligations of the parties hereto, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs as determined by a court.

Section 7. Governing Law. This Agreement and any claim, controversy or dispute arising out of or relating to this Agreement and the transactions contemplated hereby, and/or the interpretation and enforcement of the rights and duties of the parties hereunder, shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would result in the application of the Laws of any other jurisdiction.

Section 8. Specific Performance; Submission to Jurisdiction; Waiver of Jury Trial. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of the Delaware Court of Chancery or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware (and, in each case, any applicable appellate courts therefrom) for purposes of any Proceeding directly or indirectly arising out of or related in any way to this Agreement or the transactions contemplated hereby, and the interpretation and enforcement of the rights and duties of the parties under this Agreement (and agrees not to commence or support any Person in any such Proceeding relating thereto except in such courts). Each of the parties hereto further irrevocably waives any objection which such party may now or hereafter have to the laying of the venue of any such Proceeding in such courts and shall not plead or claim in any such court that any such Proceeding brought in such court has been brought in an inconvenient forum. Service of process with respect thereto may be made upon any party hereto by mailing a copy thereof by registered mail to such party at its address as provided in Section 9. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED IN ANY WAY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO UNDER THIS AGREEMENT.

Section 9. Notices. All notices, consents, waivers and other communications given or delivered under this Agreement will be in writing and will be deemed to have been given (a) on the date of delivery, when personally delivered (with written confirmation of receipt), (b) on the date of receipt, when sent by e-mail (if the sender does not receive an automatic notice of a delivery failure), or (c) on the first (1st) Business Day following the date of dispatch if sent to the parties hereto at the respective addresses indicated herein by private overnight mail courier service. Notices, demands and communications to the parties hereto must, unless another address is specified in writing, be sent to the address indicated:

(a)  If to Parent, to:

Nesco Holdings, Inc.

6714 Pointe Inverness Way Suite 220

Fort Wayne, IN

Attn: Josh Boone

Email: josh.boone@nescorentals.com

with a copy to:

Latham & Watkins LLP

555 11th Street N.W., Suite 1000

Washington, D.C. 20004

Attention: Paul Sheridan; David Brown

Email: paul.sheridan@lw.com; david.brown@lw.com

(b)  If to Holder, to the address set forth on Holder’s signature page hereto.

with a copy to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attn: Rhett A. Van Syoc, P.C.; Cyril V. Jones

Email: rhett.vansyoc@kirkland.com; cyril.jones@kirkland.com

Section 10.   Assignment. No party hereto shall have the right or the power to assign or delegate any provision of this Agreement except with the prior written consent of Parent and Sellers’ Representative, in the case of an assignment or delegation by Holder, or with the prior written consent of Holder and Sellers’ Representative, in the case of an assignment or delegation by Parent. Except as provided in the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors, permitted assigns, executors and administrators.

Section 11.   Counterparts. This Agreement may be executed in counterparts, including by facsimile or other means of electronic transmission (such as by electronic mail in “.pdf” form), each of which shall be deemed an original and all of which taken together, shall constitute one and the same document.

Section 12.   Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and shall supersede (a) all prior oral or written proposals, term sheets or agreements, (b) all contemporaneous oral proposals or agreements and (c) all previous negotiations and all other communications or understandings between the parties hereto with respect to the subject matter hereof. This Agreement may be amended only in a writing executed by each party hereto.

Section 13.   Termination of Agreement. This Agreement may be terminated by the mutual written consent of Parent, Sellers’ Representative and Holder, and this Agreement shall terminate automatically, without any action of the parties hereto, upon termination of the Purchase Agreement. Upon such termination, this Agreement shall not have any further force or effect and no party shall have any further liability or obligation hereunder, except as provided in the first sentence of Section 1.4 above; provided that termination of this Agreement shall not relieve Holder or Parent of liability for any willful breach of this Agreement occurring prior to such termination.

Section 14.   Tax Matters. To the fullest extent permitted by applicable law, for U.S. federal income tax purposes, the parties hereto shall (a) treat (i) the Contribution (taken together with other transfers of money or property to Parent in connection with the Closing) as a transaction governed by Section 351(a) of the Code; and (ii) Holder as having sold a portion of its Rollover Interests to Buyer pursuant to the Purchase Agreement in exchange for the cash payments (if any) to be made under the Purchase Agreement with respect to the Rollover Interests after the Closing (clauses (i) and (ii), the “Intended Tax Treatment”); and (b) file all tax returns in a manner consistent with the Intended Tax Treatment. Parent shall consult reasonably and in good faith with Holder in connection with determining whether the transactions pursuant to this Agreement and the Purchase Agreement qualify for the Intended Tax Treatment. Holder agrees to provide to Parent all information reasonably necessary for Parent to prepare and file Tax Returns with respect to the Contribution, including any information with respect to such Holder described in Treasury Regulation Section 1.351-3(b), if applicable.

Section 15.   No Third Party Beneficiaries. No Person other than the parties hereto shall have any rights, remedies, obligations or benefits under any provision of this Agreement, except Sellers’ Representative shall be an express third party beneficiary of Section 1.3, Section 10 and Section 13.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have hereby executed this Agreement as of the date first above written.

PARENT:

Nesco Holdings, Inc.

By:
Name:
Title:

[Signature Page to Contribution Agreement]

HOLDER:

[ ● ]

By:

*Contribution Amount: $ __________________

Address of Holder:

Email Address of Holder:

Holder’s Country of Citizenship: _______________

[Signature Page to Contribution Agreement]

Accredited Investor Status:

Holder is an “accredited investor”: Yes ________ No ________ (check one)

Holder may be an “accredited investor” pursuant to Regulation D of the Securities Act if (1) Holder is a natural person whose individual net worth** (or joint net worth with Holder’s spouse) exceeds $1,000,000 or (2) Holder is a natural person who had an individual income in excess of $200,000 in each of the two most recent years and who reasonably expects to have an individual income in excess of $200,000 in the current year or who had joint income in excess of $300,000 in each of the two most recent years and who reasonably expects to have joint income in excess of $300,000 in the current year.

* For Blackstone Capital Partners VI-NQ L.P., Blackstone Family Investment Partnership VI-NQ ESC L.P., Blackstone Energy Partners NQ L.P., Blackstone Energy Family Investment Partnership NQ SMD L.P., and Blackstone Energy Family Investment Partnership NQ ESC L.P. the Contribution Amount contributed by each of the aforementioend entities shall be decreased (i) (in proportion to its relative ownership of the Interests) prior to Closing to account for any additional Sellers (other than the Fred M. Ross, Jr. Trust dated December 30, 2018 as may be amended) that elect to participate, for their pro rata share, in the Rollovers and (ii) to take into account the distributions of certain Rollover rights in connection with the Pre-Closing Reorganization, provided, however, that this sentence shall not operate to reduce any Contribution Amounts except to the extent separate Rollover Agreements are executed with Parent with respect to additional Contribution Amounts that, in the aggregate, equal the aggregate amount of the reductions in Contribution Amounts pursuant to this sentence. Sellers’ Representative will provide a written notice to Parent at least two Business Days prior to Closing setting forth the final Contribution Amount to be contributed by each Rollover Holder, which shall not, in the aggregate, be more or less than $100,000,000 in the aggregate across all Rollover Holders at Closing without the Buyer’s consent.

** For purposes hereof, “net worth” means the excess of total assets at fair market value (and including property owned by a spouse) over total liabilities. For this purpose, “net worth” excludes the value of Holder’s primary residence. The related amount of indebtedness secured by the primary residence up to its fair market value shall also be excluded. Indebtedness secured by the residence in excess of the value of the home shall be considered a liability and deducted from the person’s net worth. In addition, any increase in indebtedness secured by the primary residence that is incurred in the sixty (60) days prior to the date of this Agreement must be subtracted as a liability, even if the total amount of indebtedness does not exceed the value of the home.

[Signature Page to Contribution Agreement]

Exhibit A

Form of Rollover Interest Assignment Agreement